UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/13/2006

NYMEX Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-30332

DE	13-4098266
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One North End Avenue, World Financial Center, New York , NY 10282-1101
(Address of principal executive offices, including zip code)

(212) 299-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(e)   In connection with its initial public offering, NYMEX Holdings, Inc. (the "Company") will issue stock options exercisable for 1,338,500 shares and restricted stock units exercisable for 206,600 shares, for an aggregate number of 1,545,100 shares.

Executive Officer Grants:

Richard Schaeffer, the Chairman, and James Newsome, the President and Chief Executive Officer, will each receive stock options exercisable for 180,000 shares and restricted stock units exercisable for 35,000 shares. Christopher Bowen, the General Counsel, Chief Administrative Officer and Secretary, and Samuel Gaer, the Chief Information Officer, will each receive stock options exercisable for 75,000 shares and restricted stock units exercisable for 8,000 shares. Thomas LaSala, the Chief Regulatory Officer, and Kenneth D. Shifrin, the Chief Financial Officer, will each receive stock options exercisable for 65,000 shares and restricted stock units exercisable for 7,000 shares.

The Company's five senior vice presidents will each receive stock options exercisable for 60,000 shares and restricted stock units exercisable for 6,000 shares.

These stock options and restricted stock units will vest 25% on each anniversary of the completion of the offering for a four-year period. Should Richard Schaeffer stand for re-election as Chairman in May 2007, but fail to be re-elected, 50% of his stock options and restricted stock units outstanding at the time will vest. Should James Newsome be terminated, other than for cause, 50% of his outstanding stock options and restricted stock units outstanding at the time will vest. For both Richard Schaeffer and James Newsome, 100% of their stock options and restricted stock units outstanding will vest upon death or disability. If any employee holding the position of vice president or above who receives stock options and restricted stock units pursuant to this offering is terminated or "constructively discharged" (as defined in the relevant award agreement) within eighteen months of a change in control, 100% of his or her stock options and restricted stock units will vest immediately.

The Company's ability to complete this offering is subject to the satisfaction of several conditions, including receiving the approval of a majority of the stockholders, receiving approval from regulatory agencies and market conditions.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

Date: November 16, 2006	By:	/s/ Richard Kerschner
Richard Kerschner
SVP - Corporate Governance and Strategic Initiatives